                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-9.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                                        For and on behalf of the Limited
                                        Partnership BC European Capital VIII-9:

                                        /S/ MATTHEW ELSTON
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                                        Name: Matthew Elston
                                        Director, CIE Management II Limited
                                        acting as General Partner of the Limited
                                        Partnership BC European Capital VIII-9

                                        /S/ LAURENCE MCNAIRN
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                                        Name: Laurence McNairn
                                        Director, CIE Management II Limited
                                        acting as General Partner of the Limited
                                        Partnership BC European Capital VIII-9